SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 Amendment No. 3

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                       THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)     October 06, 1997
                                                -------------------------



                           NATURAL HEALTH TRENDS CORP.
             (Exact name of Registrant as specified in its charter)

     Florida                           0-25238                   59-2705336
(State or other jurisdiction       (Commission File            (IRS Employer
  of incorporation)                     Number)              Identification No.)



            2001 West Sample Road, Suite 318, Pompano Beach, FL 33064
                    (Address of principal executive offices)



                                 (954) 969-9771
               Registrant's telephone number, including area code




          (Former name or former address, if changed since last report)

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits

            (a) Financial statements of business acquired.

            (b) Pro forma financial information.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                                    NATURAL HEALTH TRENDS CORP.
                                                            (Registrant)


Date:   January 07, 1998                              By: /s/ Neal Heller
      -----------------                                  ----------------
                                                         Neal Heller, President

                GLOBAL HEALTH ALTERNATIVES, INC. AND SUBSIDIARIES

                          INDEX TO FINANCIAL STATEMENTS




                                                                    PAGE NUMBER
Independent Auditors' Report                                             2
Balance Sheet                                                            3
Statements of Operations                                                 4
Statements of Cash Flows                                                 5-6
Statement of Stockholders' Equity                                        7
Notes to Financial Statements                                            8-17
Unaudited Financial Statements                                           17-21
Pro Forma Financial Statements                                           22-26

                          INDEPENDENT AUDITORS' REPORT



Board of Directors
Global Health Alternatives, Inc. and Subsidiaries
Portland, Maine


         We have audited the accompanying consolidated balance sheet of Global Health Alternatives, Inc. and Subsidiaries as of December 31, 1996, and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended December 31, 1996 and 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

          In our opinion, the financial statements referred to above present fairly, the financial position of Global Health Alternatives, Inc. and Subsidiaries as of December 31, 1996, and the results of its operations and its cash flows for the years ended December 31, 1996 and 1995, in conformity with generally accepted accounting principles.


                                               /S/Feldman Radin & Co., P.C.
                                               ----------------------------
                                                  Feldman Radin & Co., P.C.
                                                Certified Public Accountants


New York, New York
September 24, 1997


                                    GLOBAL HEALTH ALTERNATIVES, INC. AND SUBSIDIARIES

                                              CONSOLIDATED BALANCE SHEET

                                                  DECEMBER 31, 1996


                                                        ASSETS



CURRENT ASSETS:
     Cash                                                                                     $                242,929
     Accounts receivable, net                                                                                   47,281
     Inventories                                                                                                60,246
                                                                                              -------------------------
         TOTAL CURRENT ASSETS                                                                                  350,456

PROPERTY AND EQUIPMENT, net                                                                                     39,017

INTANGIBLE AND OTHER ASSETS                                                                                  2,331,522
                                                                                               ------------------------

                                                                                              $              2,720,995
                                                                                                =======================


                                         LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
     Current portion of long-term debt                                                        $                 70,599
     Accounts payable and accrued expenses                                                                     556,480
     Other current liabilities                                                                                  50,908
     Notes payable                                                                                             358,488
                                                                                                -----------------------
         TOTAL CURRENT LIABILITIES                                                                           1,036,475
                                                                                                -----------------------

LONG-TERM DEBT                                                                                                 242,091


STOCKHOLDERS' EQUITY:
     Preferred stock, $.0001 par value, 10,000,000 shares authorized; no shares
         issued and outstanding                                                                                      -
     Common stock, $.0001 par value; 10,000,000 shares authorized;
         4,745,456 shares issued and outstanding                                                                   475
     Additional paid-in capital                                                                              3,248,805
     Accumulated deficit                                                                                    (1,806,851)
                                                                                                -----------------------
         TOTAL STOCKHOLDERS' EQUITY                                                                          1,442,429
                                                                                                -----------------------

                                                                                              $              2,720,995
                                                                                                =======================




                                          See notes to financial statements.



                                       GLOBAL HEALTH ALTERNATIVES, INC. AND SUBSIDIARIES

                                               CONSOLIDATED STATEMENTS OF OPERATIONS




                                                                                                YEAR ENDED DECEMBER 31,
                                                                                    -----------------------   ----------------------
                                                                                             1996                      1995
                                                                                    -----------------------   ----------------------


REVENUES                                                                          $                285,485  $               144,699

COST OF SALES                                                                                      106,314                  122,833
                                                                                    -----------------------   ----------------------

GROSS PROFIT                                                                                       179,171                   21,866

SELLING, GENERAL AND
     ADMINISTRATIVE EXPENSES                                                                     1,431,628                   20,071

     NON-CASH IMPUTED COMPINSATION EXPENSE                                                         352,699                  153,850
                                                                                    -----------------------   ----------------------
OPERATING INCOME (LOSS)                                                                         (1,605,156)                (152,055)

INTEREST EXPENSE, net                                                                               (7,430)                       -
                                                                                    -----------------------   ----------------------

INCOME (LOSS) BEFORE INCOME TAXES                                                               (1,612,586)                (152,055)

PROVISION FOR INCOME TAXES                                                                               -                         -
                                                                                    -----------------------   ----------------------

NET INCOME (LOSS)                                                                 $             (1,612,586) $              (152,055)
                                                                                    =======================   ======================

INCOME (LOSS) PER COMMON SHARE                                                    $                  (0.44) $                 (0.09)
                                                                                    =======================   ======================

WEIGHTED AVERAGE COMMON SHARES USED                                                              3,705,888                1,734,817
                                                                                    =======================   ======================


















                                                 See notes to financial statements.



                                                       GLOBAL HEALTH ALTERNATIVES, INC. AND SUBSIDIARIES

                                                            CONSOLIDATED STATEMENTS OF CASH FLOWS




                                                                                                  YEAR ENDED DECEMBER 31,
                                                                                     ---------------------    ---------------------
CASH FLOWS FROM OPERATING ACTIVITIES:                                                         1996                     1995
                                                                                     ---------------------    ---------------------
     Net income (loss)                                                              $           (1,612,586)  $             (152,055)
                                                                                     ---------------------    ---------------------
     Adjustments to reconcile net income (loss) to net
         cash provided by (used in) operating activities:
         Depreciation and amortization                                                              51,582                        -
         Non-cash imputed compensation expense                                                     352,699                  153,850

     Changes in assets and liabilities (net of effects of acquisition):
         Decrease (increase) in accounts receivable                                                (38,851)                  48,411
         Decrease (increase) in inventories                                                        (86,394)                  39,616
         Decrease (increase) in prepaid expenses and other current assets                           (5,258)                       -
         Decrease (increase) in other assets                                                      (123,006)                       -
         Increase (decrease) in accounts payable                                                   535,251                   (3,489)
         Increase (decrease) in accrued expenses                                                    19,159                   (8,404)
         Increase (decrease) in accrued liabilities                                                 40,967                        -
                                                                                     ---------------------    ---------------------
                            TOTAL ADJUSTMENTS                                                      746,148                  229,984
                                                                                     ---------------------    ---------------------

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES                                               (866,438)                  77,929
                                                                                     ---------------------    ---------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Cash paid for acquisition, net of cash acquired                                              (496,336)                       -
     Capital expenditures                                                                          (42,453)                       -
     Proceeds from sales of fixed assets                                                                 -                   19,346
                                                                                     ---------------------    ---------------------

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES                                               (538,789)                  19,346
                                                                                     ---------------------    ---------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Decrease (increase) in loans receivable                                                        19,587                  (19,587)
     Proceeds from bridge financing                                                                325,000                        -
     Proceeds from notes payable and long-term debt                                                136,281                        -
     Payments of notes payable and long-term debt                                                 (224,293)                 (85,059)
     Proceeds from issuance of common stock, net of expenses                                     1,384,551                        -
                                                                                     ---------------------    ---------------------

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES                                              1,641,126                 (104,646)
                                                                                     ---------------------    ---------------------

NET INCREASE (DECREASE) IN CASH                                                                    235,899                   (7,371)

CASH, BEGINNING OF YEAR                                                                              7,030                   14,401
                                                                                     ---------------------    ---------------------

CASH, END OF YEAR                                                                   $              242,929   $                7,030
                                                                                     =====================    =====================









                                                             See notes to financial statements.



                                                     GLOBAL HEALTH ALTERNATIVES, INC. AND SUBSIDIARIES

                                                            CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                         (CONTINUED)



                                                                                                 YEAR ENDED DECEMBER 31,
                                                                                     ---------------------    ---------------------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:                                            1996                     1995
                                                                                     ---------------------    ---------------------
     Cash paid during the year for:
         Interest                                                                   $                1,056   $                     -
                                                                                     =====================    =====================
         Income taxes                                                               $                    -   $                     -
                                                                                     =====================    =====================

DISCLOSURE OF NONCASH FINANCING  AND INVESTING ACTIVITIES:

         In October 1996, in conjunction with the acquisition of a business, the Company issued 550,250 shares of common stock.

         In October 1996, the Company issued 140,000 shares of common stock for the acquisition of certain assets.

         In October 1996, ten individuals converted $76,803 in debt to 66,515 shares of common stock.

         In October 1996, the Company incurred a note payable amount of $325,000 to a seller for the acquisition of assets.

         In October 1996, the Company incurred a note payable in the amount of $75,000 to a seller in a a business acquisition.

         In October 1996, the Company incurred a note payable in the amount of $69,000 to a seller in a a business acquisition.

                                                  See Notes to Financial Statements


               GLOBAL HEALTH ALTERNATIVES, INC. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY


                                                                          Additional
                                          Common Stock                      Paid-in            Accumulated
                             ---------------------------------------
                                   Shares               Amount               Capital              Deficit               Total
                             ------------------   ------------------   ------------------   ------------------    -----------------

BALANCE - DECEMBER 31, 1994  $        1,222,000  $               122  $             1,079  $           (42,210)  $          (41,009)

Net income                                    -                    -                    -             (152,055)               1,795
Shares issued to employees
 and director                         1,384,602                  138                    -                    -                  138
Shares issued to employees
 and director                           307,699                   31              153,850                    -              153,881
                             ------------------   ------------------   ------------------   ------------------    -----------------

BALANCE - DECEMBER 31, 1995           2,914,301                  291              154,929             (194,265)             (39,045)

Net loss                                      -                    -                    -           (1,612,586)          (1,259,887)
Shares issued to employees
 and director                           307,699                   31              307,699                    -              307,730
Shares issued in lieu of
 compensation                            45,000                    5                    -                    -               45,005
Shares issued to investors              435,000                   44               45,000                    -              435,000
Shares issued upon acquisition
 of assets                              140,000                   14              291,886                    -              291,900
Shares issued upon acquisition
 of business                            550,250                   55            1,147,224                    -            1,147,279
Shares issued upon conversion
 of liabilities                          66,515                    7               76,796                    -               76,803
Shares issued upon conversion
 of liabilities                           4,363                    0                5,394                    -                5,394
Shares issued to investors              282,328                   28              784,921                    -              784,949
                             ------------------   ------------------   ------------------   ------------------    -----------------

BALANCE - DECEMBER 31, 1996           4,745,456  $               475  $         3,248,805  $        (1,806,851)  $        1,442,429
                             ==================   ==================   ==================   ==================    =================













               See Notes to Financial Statements.

                GLOBAL HEALTH ALTERNATIVES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 1996



1.       ORGANIZATION

                  Global Health Alternatives, Inc. (Formerly known as Interface Biologics, Inc.) (the "Company") was incorporated under the laws of the State of Delaware in August 1993. The Company is currently engaged principally in research and development; establishing sources of supply; acquiring operating assets and intellectual property; and market development.

         The Company's primary business is the marketing and distribution of alternative and complementary health products. During 1995, the Company formed GHA (UK) Ltd., a wholly-owned subsidiary which is an England and Wales corporation. GHA (UK) Ltd. is principally engaged in the marketing and distribution of natural, herbal topical medicines from Asia. Ellon, Inc. is a wholly-owned subsidiary, formed in 1996, which markets and distributes homeopathic flower remedies. In October 1996, the Company acquired (the "Downeast Acquisition") certain operating assets and associated liabilities of Downeast Cranberry Company, Inc. {Downeast") and began operating that business as FruitSeng, Inc., subsequently re-named Maine Naturals, Inc. Maine Naturals, Inc. markets and distributes colloidal mineral water dietary supplements and herbal-supplemented beverages. In May 1997, the Company entered into a business acquisition with MikeCo., Inc. (doing business as "Natural Health Laboratories"). Natural Health Laboratories markets and distributes an all-natural topical pain relief medicine. This acquisition was accounted for as a pooling of interests. The accompanying financial statements include the accounts of MikeCo. for all periods presented.

                  In July 1997, the Company consummated a business combination under which it was acquired by Natural Health Trends Corp. ("NHTC") in a purchase business combination.


2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         A. Principles of Consolidation - The accompanying consolidated financial statements include the accounts of Global Health Alternatives, Inc. and its subsidiaries. All material intercompany transactions have been eliminated in consolidation.

         B. Accounts Receivable - Accounts receivable consists primarily of revenues due from customers.

         C. Inventories - Inventories consisting primarily of raw materials, work-in-process and finished goods are stated at the lower of cost or market. Cost is determined using the first-in, first-out method.

         D. Property and Equipment - Property and equipment is carried at cost, or in the case of property and equipment acquired in a business acquisition, the estimated fair market value. Depreciation is computed using the straight-line method over the useful lives of the various assets, which is generally five years for equipment, and furniture and fixtures.

         E. Earnings (Loss) Per Common Share - Earnings (loss) per common share are computed on the basis of weighted average number of common shares and dilutive common share equivalents outstanding during the respective periods.

         F. Accounting Estimates - The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

         G. Fair Value of Financial Instruments - The carrying amounts reported in the balance sheet for cash, receivables, and accrued expenses approximate fair value based on the short-term maturity of these instruments.

         H. Income Taxes - The Company accounts for income taxes under the asset and liability method. Deferred taxes are recognized for the future tax consequences attributable to the differences between the financial statement and tax basis of assets and liabilities, measured at the tax rates expected to apply to taxable income when the temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance to the extent that future realization of such assets is unknown.

         I. Impairment of Long - Lived Assets - The Company has adopted Statement of Financial Accounting Standards No. 121, "Accounting For The Impairment Of Long-Lived Assets And For Long-Lived Assets To Be Disposed Of" as of January 1, 1996. Such adoption had no material effect on the financial position of the Company.

                  The Company assesses the recoverability of goodwill by determining whether the amortization of goodwill balance over its remaining life can be recovered through projected, undiscounted, future cash flows of the related companies.

3.       PROPERTY AND EQUIPMENT

         Property and Equipment consisted of the following at December 31, 1996:


Equipment, furniture and fixtures                              $        42,454
Less: Accumulated depreciation                                          (3,437)
                                                               $        39,017
                                                             ==================


4.       OTHER ASSETS

                  Other assets consisted of the following at December 31, 1996:

Goodwill, net of accumulated
amortization of $19,705                                      $        1,398,964
Customer lists, net of accumulated
amortization of $28,445                                                 927,300
Deposits                                                                  5,048
Organization Costs                                                          210
                                                             $        2,331,522
                                                               ================

                  The   goodwill   arises  in   connection   with  the  Downeast
         Acquisition made by the Company in October 1996. The goodwill is being amortized over its estimated useful life of 15 years.

                  Customer lists were acquired from Ellon USA, Inc. in October 1996, and are being amortized over a period of 7 years.

5.       LONG-TERM DEBT

         Long-term debt consisted of the following on December 31, 1996:

$375,000 face amount note payable, noninterest bearing, due October 1, 2000 (less unamortized discount based on imputed interest rate of 12% per annum - $68,313). Initial payment of $93,750 on October 15, 1996, then monthly payments of $7,813 beginning on November 1, 1997 and
ending October 1, 2000                                      $           212,937

$75,000 face amount note payable, noninterest bearing, due September 15, 1998 (less unamortized discount based on imputed interest rate of 12% per annum - $5,370). Monthly payments of $4,166 from October 1996 through September 1997, and $2,084 from October 1997 through
September 1998                                                           57,132

$69,000 face amount note payable, noninterest bearing, due
October 15, 1997 (less unamortized discount based on
imputed interest rate of 12% per annum - $2,379). Initial payment of $19,500 on October 15, 1996, then monthly payments of $4,500 from December 1996 through October
1997                                                                     42,621
                                                              -----------------
                                                                        312,690
Less: Current portion                                                   (70,599)
                                                              -----------------
                                                            $           242,091
                                                              =================


         Long-term debt maturities for the next five years are as follows:


1997                                                         $            70,599
1998                                                                      88,494
1999                                                                      79,602
2000                                                                      73,995


6.       STOCKHOLDERS' EQUITY

         A. The Company is authorized to issue 10,000,000 shares of its common stock, $.0001 par value per share.

         B. In September 1995, the Company issued 1,384,602 shares of its common stock to a founder in exchange for $138.

         C. In November 1995, the Company issued 307,699 shares to a company providing consulting services to the Company through a director of the Company.

         D. In February 1996, the Company issued 307,699 shares to a company providing consulting services to the Company through a director of the Company.

         E. In February 1996, the Company effected a stock dividend of .8462 shares of common stock for each share then outstanding, resulting in an issuance of 916,668 shares of common stock. This is treated as a recapitalization and is reflected in all share data presented.

         F. From February 1996 through June 1996 the Company sold 435,000 shares of its common stock for $1.00 per share. Since such sales were made to unrelated third parties at $1.00 per share, such price represents the fair market value of the Company's stock at that time.

         G. In June 1996, the Company issued 45,000 shares to three individuals in return for services rendered.

         H. From September 1996 through March 1997 the Company sold 300,311 shares of its common stock for approximately $2.78 per share, of which 282,328 shares were sold during calender 1996. Since such sales were made to unrelated third parties at $2.78 per share, such price represents the fair market value of the Company's stock at that time.

         I. In October 1996, the Company issued 140,000 shares in exchange for certain tangible and intangible assets.

         J. In October 1996, the Company issued 550,250 shares in a business acquisition accounted for as a purchase.

         K. In October 1996, ten individuals converted $76,803 in convertible liabilities into 66,516 shares of the Company's common stock.

         L. In October 1996, three individuals converted $5,394 in accounts payable into 4,363 shares of the Company's common stock.

         M. In November and December 1996, and January, February and April 1997, the Company issued warrants to purchase up to 49,272 shares of common stock as part of a private placement of bridge loan financing totaling $685,000. Warrants to purchase 7,193 shares per $100,000 loaned (and fewer shares, calculated on a pro rata basis, where applicable) were issued to each lender. Each warrant entitles the security holder to purchase a fixed number of shares of common stock for $.0278 per share. As of December 31, 1996 (and as of April 8, 1997)
         no  warrant   holders  have  exercised  their  warrants and  purchased
         underlying shares of common stock, although the Company anticipates that all warrant holders will do so.

7.       INCOME TAXES

                  The Company has incurred operating losses since its inception, and at December 31, 1996 had net operating loss carryforwards and deferred start-up costs for tax purposes of approximately $1,300,000 available to offset future taxes. The deferred tax asset of approximately $500,000 related to these amounts has been reduced by a valuation allowance of an equal amount as it is not presently assured that the deferred tax asset will be realized. The operating loss carryforwards expire in the year 2011. Management anticipates that any potential future tax benefit resulting from this loss, and additional losses incurred in the year ending December 31, 1997, will be greatly limited due to the July 1997 acquisition of the Company.


8.       COMMITMENTS AND CONTINGENCIES

         A. The Company leases its Portland, Maine offices under a cancelable operating lease. The lease term is five years, with a cancellation right after 30 months with a six month notice. The Company's London, England premises are leased on a month-to month basis, with a three month notice provision prior to departing the premises. Rent expense for the year ended December 31, 1996 was $53,958. Minimum rental commitments over the next five years are as follows:


1997                                                          $         33,000
1998                                                                    12,000
1999                                                                     5,000


         B. The Company has entered into operating lease agreements for the use of three passenger automobiles, for use by officers of the Company. Two of the lease terms expire in 1999 (3 year leases), while the third expires in 1998 (a two year lease). Upon expiration of these leases, the Company has the right to purchase the subject vehicles at previously agreed-upon prices.

                  Lease expense for the year ended December 31, 1996 was $2,571. Minimum automobile lease commitments over the next five years are as follows:


1997                                                          $         18,851
1998                                                                    17,890
1999                                                                    10,851

         C. The Company has entered into employment agreements with four of its executive officers which currently provide for annual salaries totaling $395,000. The agreements expire at various times ranging from October 1998 through October 2001. In connection with the acquisitions occurring 1996, the Company entered into consulting and director agreements with three individuals for aggregate annual compensation totaling approximately $71,000, expiring on various dates through September 1998. The Company has separately entered into consulting agreements with two other individuals, one for advisory and director services at the rate of $6,000 per month expiring in May 1997, and the other for advisory services capped at $15,000 for 1997 and expiring in April 1997.

9.       PREFERRED STOCK

         The Company is authorized by its articles of incorporation to issue a maximum of 10,000,000 shares of $.0001 preferred stock, in one or more series and containing such rights, privileges and limitations, including voting rights, dividend rates, conversion privileges, redemption rights and terms, redemption prices and liquidation preferences, as the Company's board of directors may, from time to time, determine. No shares of preferred stock have been issued to date.

10.      EMPLOYEE STOCK OPTIONS

                  The Company has granted options to purchase shares of common stock to officers of the Company. Approximately 237,000 options to purchase shares of common stock have been granted, with exercise prices ranging from $1.00 per share to $1.50 per share of common stock. Employee stock option vesting is subject to achieving agreed upon performance criteria or continued employment for a stated period, usually two to four years from the date of the option grant. All such options were cancelled upon the Company's acquistion by NHTC.

11.      BUSINESS ACQUISITION

                  In October  1996,  the  Company  acquired  certain  assets and assumed certain liabilities of Downeast Cranberry Company, Inc. ("Downeast"), located in South Portland, Maine. The acquisition of Downeast has been accounted for as a purchase and accordingly, the assets acquired and liabilities assumed have been recorded at their estimated fair value which approximates book value. The following table summarizes this acquisition:


Purchase price, excluding acquisition costs       $                   1,147,271

Liabilities assumed                                                     303,232
Assets acquired                                                         (31,834)
                                                       ------------------------
Goodwill                                          $                   1,418,669
                                                       ========================
         Goodwill is being amortized over a period of 15 years. The purchase price was settled through the issuance of stock valued at $1,147,216.

                  The Company may be required to issue up to 369,350 contingent shares in the event Downeast's cumulative net income equals $200,000 over the 12 quarters following the acquisition, with the full amount of such contingent shares being issuable if cumulative net income reaches $1,000,000 over such measurement period. In connection with the Company's acquistion by NHTC. NHTC has agreed to satisfy any such contingent share obligation with NHTC shares.


12.       ACQUISITION OF ASSETS

                  In October 1996, the Company acquired certain assets and assumed certain liabilities of Ellon USA Inc. ("Old Ellon). Assets acquired consisted primarily of customer lists, inventory and receivables and aggregated $1,112,481. Liabilities assumed, which aggregated $518,089 consisted of accounts and notes payable and certain accrued expenses.

                  Customer lists, which were valued at $955,745, are being amortized over 7 years. The purchase price was settled through a non-interest bearing note payable to the seller of $375,000 ($302,491 after accounting for an unamortized imputed interest discount, calculated at a rate of 12% per annum), of which $93,750 was paid at closing in cash, and the issuance of stock valued at $291,900.


13.      BRIDGE LOAN

                  In November and December of 1996 and January, February and April of 1997, the Company issued $685,000 of 12% promissory notes. As of December 31, 1996, the Company had issued a total of $325,000 of these notes. These notes mature on the earlier to occur of: a) September 15, 1997, or b) the consummation by the Company (or any entity that shall have acquired the Company) of a registered public offering or private placement of shares of its common stock so as to yield net cash proceeds to the Company (or such other entity) of not less than US$3,000,000. Interest shall be calculated monthly and shall accrue and be payable on the maturity date along with all principal outstanding. Each lender of bridge financing also received a warrant to purchase shares of the Company's common stock. The warrant provides the holder with the right to purchase of $.0278 per share. The warrants may be exercised after February 10, 1997 and before September 15, 1997.

14.               MIKECO INC. ACQUISITION

                  In May 1997, the Company consumated a business combination accounted for as a pooling of interests. The accompanying financial statements include the accounts of MikeCo. for all periods presented.

                  The Company issued 1,222,000 shares of its common stock for all of the outstanding common stock of MikeCo. In addition, the Company has agreed to pay minimum royalties to the inventor of MikeCo's core product line and to his research and development company. These minimum royalties total $687,000 inthe first twelve months following closing; $937,000 in the second twelve months following closing; $1,500,000 in the third twelve months following closing; $2,250,000 in the fourth twelve months following closing; and $2,250,000 in the fifth twelve months following closing. Also, the Company has also agreed to lend a total of $375,000 to the inventor's research and development company in the first twenty four months following closing, with no more than $250,000 of this amount to be loaned in the first twelve months following closing and no more than $125,000 of this amount in the second twelve months following closing.

The following table presents a breakdown of amounts included in the accompanying statements of operations attributable to each company:


                                                                Year ended
                                                             December 31, 1996

                                                                    1996                           1995
                                                       --- --------------------      ----  -------------------
REVENUES:
Global Health Alternatives, Inc. and Subsidiaries       $               162,266      $                       0
MikeCo.                                                                 123,219                        144,699
                                                           --------------------            -------------------
       Total                                            $               285,485      $                 144,699
                                                           ====================            ===================

NET INCOME (LOSS):
Global Health Alternatives, Inc. and Subsidiaries       $            (1,601,760)     $                (153,850)
MikeCo.                                                                 (10,826)                         1,795
                                                           --------------------            -------------------
       Total                                            $            (1,612,586)     $                (152,055)
                                                           ====================            ===================


15.      SUBSEQUENT EVENT

                  In July 1997,  the Company,  pursuant to an  agreement,  ("the
         Merger   Agreement")  was  acquired  by  Natural  Health  Trends  Corp.
         ("NHTC"), a Florida corporation based in Pompano Beach, Florida.   The
         Merger Agreement provided for the exchange of all of the Company's outstanding common stock for 5,800,000 shares of NHTC's common stock. Additional shares are contingently issuable upon the Company achieving certain performance goals.

               GLOBAL HEALTH ALTERNATIVES, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET

                                  JUNE 30, 1997

                                   (UNAUDITED)


                                     ASSETS



CURRENT ASSETS:
     Cash                                              $                615,767
     Accounts receivable, net                                            91,209
     Inventories                                                        271,539
     Prepaid expenses                                                    60,860
                                                         -----------------------
         TOTAL CURRENT ASSETS                                         1,039,375

PROPERTY AND EQUIPMENT, net                                              65,111

INTANGIBLE AND OTHER ASSETS                                           2,527,204
                                                         -----------------------

                                                       $              3,631,690
                                                         =======================


                  LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
     Current portion of long-term debt                 $                102,874
     Accounts payable and accrued expenses                            1,337,013
     Other current liabilities                                           25,560
     Notes payable                                                    2,652,559
                                                         -----------------------
         TOTAL CURRENT LIABILITIES                                    4,118,006
                                                         -----------------------

LONG-TERM DEBT                                                          225,002


STOCKHOLDERS' EQUITY (DEFICIT)
     Preferred stock, $.0001 par value,
     10,000,000 shares authorized; no shares
         issued and outstanding                                               -
     Common stock, $.0001 par value;
     10,000,000 shares authorized;
         4,829,768 shares issued and outstanding                            483
     Additional paid-in capital                                       3,314,577
     Accumulated deficit                                             (4,026,378)
                                                         -----------------------
         TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                          (711,318)
                                                         -----------------------

                                                       $              3,631,690
                                                         =======================




                     See notes to financial statements.

                            GLOBAL HEALTH ALTERNATIVES, INC. AND SUBSIDIARIES

                                  CONSOLIDATED STATEMENTS OF OPERATIONS

                                      SIX MONTHS ENDED JUNE 30, 1997

                                               (UNAUDITED)




REVENUES                                               $                623,150

COST OF SALES                                                           317,615
                                                         -----------------------
GROSS PROFIT                                                            305,535

SELLING, GENERAL AND
     ADMINISTRATIVE EXPENSES                                          2,438,975
                                                         -----------------------

OPERATING LOSS                                                       (2,133,440)

INTEREST EXPENSE, net                                                   (86,087)
                                                         -----------------------

LOSS BEFORE INCOME TAXES                                             (2,219,527)

PROVISION FOR INCOME TAXES                                                    -
                                                         -----------------------
NET LOSS                                               $             (2,219,527)
                                                         =======================

LOSS PER COMMON SHARE                                  $                  (0.46)
                                                         =======================

WEIGHTED AVERAGE COMMON SHARES USED                                   4,774,923
                                                         =======================













                                  See notes to financial statements.

                                    GLOBAL HEALTH ALTERNATIVES, INC. AND SUBSIDIARIES

                                             CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                SIX MONTHS ENDED JUNE 30, 1997

                                                          (UNAUDITED)



CASH FLOWS FROM OPERATING ACTIVITIES:

     Net income (loss)                                                                                        $      (2,219,527)
                                                                                                                ----------------
     Adjustments to reconcile net income (loss) to net
         cash provided by (used in) operating activities:
         Depreciation and amortization                                                                                   89,778

     Changes in assets and liabilities
         Decrease (increase) in accounts receivable                                                                     (43,928)
         Decrease (increase) in inventories                                                                            (211,293)
         Decrease (increase) in prepaid expenses and other current assets                                               (60,860)
         Decrease (increase) in other assets                                                                           (279,690)
         Increase (decrease) in accounts payable                                                                        427,651
         Increase (decrease) in accrued expenses                                                                        274,312
         Increase (decrease) in accrued liabilities                                                                      85,514
                                                                                                                ----------------
                            TOTAL ADJUSTMENTS                                                                           281,484
                                                                                                                ----------------

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES                                                                  (1,938,043)
                                                                                                                ----------------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Capital expenditures                                                                                               (31,864)
                                                                                                                ----------------

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES                                                                     (31,864)
                                                                                                                ----------------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from bridge financing                                                                                     360,000
     Proceeds from notes payable and long-term debt                                                                   1,982,745
                                                                                                                ----------------

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES                                                                   2,342,745
                                                                                                                ----------------

NET INCREASE (DECREASE) IN CASH                                                                                         372,838

CASH, BEGINNING                                                                                                         242,929
                                                                                                                ----------------

CASH, ENDING                                                                                                  $         615,767
                                                                                                                ================









                                            See notes to financial statements.



                GLOBAL HEALTH ALTERNATIVES, INC. AND SUBSIDIARIES
              NOTES TO UNAUDITED 0CONSOLIDATED FINANCIAL STATEMENT
                         SIX MONTHS ENDED JUNE 30, 1997

1.       BASIS OF PRESENTATION

                  The accompanying financial statements are unaudited, but reflect all adjustments which, in the opinion of management, are necessary for a fair presentation of financial position and the results of operations for the interim periods presented. All such adjustments are of a normal and recurring nature. The results of operations for any interim period are not necessarily indicative of the results attainable for a full fiscal year.

2.       EARNINGS (LOSS) PER SHARE

                  Per share information is computed based on weighted average number of shares outstanding during the period.

3.       NOTES PAYABLE

                  During 1997, prior to the Company's acquisition by Natural Health Trends Corp., NHTC lent the Company $1,964,000, which amount was eliminated upon the consolidation of the companies.

4.       POOLING OF INTERESTS

                  In May 1997, the Company consumated a business combination accounted for as a pooling of interest with MikeCo., Inc. The accompanying financial statements include the accounts of MikeCo. for all periods presented.

         The following table presents a breakdown of amounts included in the accompanying statement of operations attributable to each company:

                                                               Six months ended
                                                                    June 30,
                                                                     1996
                                                            --------------------
REVENUES:
Global Health Alternatives, Inc. and Subsidiaries        $              488,705
MikeCo.                                                                 134,445
                                                            --------------------
       Total                                             $              623,150
                                                            ====================

NET INCOME (LOSS):
Global Health Alternatives, Inc. and Subsidiaries        $           (1,742,835)
MikeCo.                                                                (476,692)
                                                            --------------------
       Total                                             $           (2,219,527)
                                                            ====================

        NATURAL HEALTH TRENDS CORP. AND GLOBAL HEALTH ALTERNATIVES, INC.
                               UNAUDITED PRO FORMA
                        CONSOLIDATED FINANCIAL STATEMENTS


         The accompanying pro forma condensed financial statements have been prepared to show the effects of the July 23, 1997 acquisition of Global Health Alternatives, Inc. by Natural Health Trends Corp. ("NHTC"). This acquisition is accounted for as a purchase business combination.

         The following unaudited pro forma consolidated balance sheet presents the pro forma financial position of the NHTC at June 30, 1997 as if the acquisition of Global Health Alternatives, Inc. Had occurred on such date. Included are adjustments to record the value of the 5,800,000 shares of NHTC common stock issued, and the resulting goodwill.

         The unaudited pro forma consolidated statements of operations for the six months ended June 30, 1997 and the year ended December 31, 1996 reflects the combined results of NHTC and Global Health Alternatives, Inc, and Subsidaries as if the acquisition had occurred on January 1, 1996, adjusted to reflect goodwill amortization.

         The unaudited pro forma consolidated statement of operations does not necessarily represent actual results that would have been achieved had the companies been together as of January 1, 1996, nor may it be indicative of future operations. These unaudited pro forma consolidated financial statements should be read in conjunction with the Companies historical financial statements and notes thereto.

              NATURAL HEALTH TRENDS CORP. AND SUBSIDIARIES/GLOBAL HEALTH ALTERNATIVES, INC.
                        PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                      ASSETS
                                                                                        Pro Forma
                                 Natural Health            Global Health               Adjustments
                                  Trends, Corp.           Alternatives, Inc.           Acquisition of
                                and Subsidiaries          and Subsidiaries            Global Health
                                    June 30,                  June 30,              Alternatives, Inc.
                             -----------------------   -----------------------    -----------------------
                                      1997                      1997                     DR (CR)                    Total
                             -----------------------   -----------------------    -----------------------   -----------------------
CURRENT ASSETS:
 Cash                      $                172,393   $               615,767      $                         $             788,160
 Restricted cash                            250,000                         -                                              250,000
 Accounts receivable, net                 1,582,486                    91,209                                            1,673,695
 Inventories                                335,003                   271,539                                              606,542
 Due from officers                          141,379                         -                                              141,379
 Due from affiliate                          23,724                         -                                               23,724
 Prepaid expenses and other
  current assets                            318,443                     60,860                                             379,303
                            -----------------------    -----------------------    ----------------------    ------------------------
     TOTAL CURRENT ASSETS                 2,823,428                  1,039,375                                           3,862,803
PROPERTY AND EQUIPMENT, net               3,206,377                     65,111                                           3,271,488
LOANS RECEIVABLE                          1,964,000                          -                (1,964,000)                        -
INTANGIBLE AND OTHER ASSETS               1,875,734                  2,527,204                 3,611,318                 8,014,256
                            -----------------------    -----------------------     ---------------------    ------------------------
                           $              9,869,539    $             3,631,690     $           1,647,318    $           15,148,547
                            =======================    =======================     =====================    ========================

                       LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
 Current portion of
  long-term debt           $                 56,468     $             102,874      $                        $              159,342
 Accounts payable and
  accrued expenses                          689,025                 1,337,013                                            2,026,038
 Deferred revenue                           758,200                         -                                              758,200
 Current portion of
  accrued consulting contract               246,607                         -                                              246,607
 Other current liabilities                  244,726                    25,560                                              270,286
 Notes payable                                    -                 2,652,559                  1,964,000                   688,559
                            -----------------------    ----------------------                               ------------------------
 TOTAL CURRENT LIABILITIES                1,995,026                 4,118,006                                            4,149,032
                            -----------------------    ----------------------                               ------------------------
LONG-TERM DEBT                            1,876,704                   225,002                                            2,101,706
DEBENTURES PAYABLE                        1,000,000                         -                                            1,000,000
ACCRUED CONSULTING CONTRACT                 149,294                         -                                              149,294
COMMON STOCK SUBJECT TO PUT                 380,000                         -                                              380,000
STOCKHOLDERS' EQUITY:
 Convertible preferred stock,
  $.001 par value, 1,500,000
  shares authorized; 2,200
  shares issued and outstanding           1,534,035                         -                                            1,534,035
 Common stock, $.001 par value;
  40,000,000 shares authorized;
  12,811,261 shares issued and
  outstanding actual and
  18,611,261, pro forma                      12,811                       483                     (5,317)                   18,611
 Additional paid-in capital               7,783,679                 3,314,577                    420,377                10,677,879
 Accumulated deficit                     (4,427,010)               (4,026,378)                (4,026,378)               (4,427,010)
 Common stock subject to put               (380,000)                        -                                             (380,000)
 Prepaid stock compensation                 (55,000)                        -                                              (55,000)
                            -----------------------    ----------------------                                   --------------------
    TOTAL STOCKHOLDERS' EQUITY            4,468,515                  (711,318)                                           7,368,515
                            -----------------------    ----------------------      -------------------------    --------------------
                           $              9,869,539    $            3,631,690      $          (1,647,318)       $       15,148,547
                            =======================    ======================      =========================    ====================
                      See notes to pro forma financial statements.


      NATURAL HEALTH TRENDS CORP. AND SUBSIDIARIES/GLOBAL HEALTH ALTERNATIVES, INC.

              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS





                                   Natural Health            Global Health               Pro Forma
                                   Trends, Corp.           Alternatives, Inc.           Adjustments
                                 and Subsidiaries          and Subsidiaries            Acquisition of
                                   Year ended                Year ended                Global Health
                                   December 31,              December 31,            Alternatives, Inc.
                             -----------------------   -----------------------    -----------------------
                                         1996                      1996                     DR (CR)                    Total
                             -----------------------   -----------------------    -----------------------   -----------------------
REVENUES                    $              7,218,841  $                285,485   $                         $              7,504,326

COST OF SALES                              4,442,499                   106,314                                            4,548,813
                             -----------------------   -----------------------                              -----------------------

GROSS PROFIT                               2,776,342                   179,171                                            2,955,513

SELLING, GENERAL AND
     ADMINISTRATIVE EXPENSES               3,412,769                 1,431,628                    180,566                 5,024,963

NON-CASH IMPUTED COMPENSATION
      EXPENSE                                 22,000                   352,699                                              374,699
                             -----------------------   -----------------------                              -----------------------

OPERATING LOSS                              (658,427)               (1,605,156)                                          (2,444,149)

INTEREST EXPENSE, net                       (231,112)                   (7,430)                                            (238,542)
                             -----------------------   -----------------------                              -----------------------

LOSS BEFORE INCOME TAXES                    (889,539)               (1,612,586)                                          (2,682,691)

PROVISION FOR INCOME TAXES                         -                         -                                                    -
                             -----------------------   -----------------------    -----------------------   -----------------------

NET LOSS                    $               (889,539) $             (1,612,586)  $                180,566  $             (2,682,691)
                             =======================   =======================    =======================   =======================

LOSS PER COMMON SHARE       $                  (0.08)                                                   $                     (0.16)
                             =======================                                                        =======================

WEIGHTED AVERAGE COMMON
  SHARES USED                             11,213,980                                            5,800,000                17,013,980
                             =======================                              =======================   =======================













                                     See notes to pro forma financial statements.

         NATURAL HEALTH TRENDS CORP. AND SUBSIDIARIES/GLOBAL HEALTH ALTERNATIVES, INC.

                PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS



                                  Natural Health            Global Health              Pro Forma
                                   Trends, Corp.           Alternatives, Inc.          Adjustments
                                 and Subsidiaries          and Subsidiaries           Acquisition of
                                    Six Months                Six Months              Global Health
                                     June 30,                  June 30,             Alternatives, Inc.
                             -----------------------   -----------------------   -----------------------
                                      1997                      1997                    DR (CR)                     Total
                             -----------------------   -----------------------   -----------------------    -----------------------
REVENUES                    $              4,060,922  $                623,150  $                          $              4,684,072

COST OF SALES                              2,186,476                   317,615                                            2,504,091
                             -----------------------   -----------------------                              -----------------------

GROSS PROFIT                               1,874,446                   305,535                                            2,179,981

SELLING, GENERAL AND
     ADMINISTRATIVE EXPENSES               2,064,154                 2,438,975                    90,283                  4,593,412

COST OF SEVERING EMPLOYMENT
      AGREEMENT                              497,246                         -                                              497,246

LITIGATION SETTLEMENT                        118,206                         -                                              118,206

NON-CASH IMPUTED COMPENSATION
      EXPENSE                                 25,000                         -                                               25,000
                             -----------------------   -----------------------                              -----------------------

OPERATING LOSS                              (830,160)               (2,133,440)                                          (3,053,883)

INTEREST EXPENSE, net                       (635,061)                  (86,087)                                            (721,148)
                             -----------------------   -----------------------                              -----------------------

LOSS BEFORE INCOME TAXES                  (1,465,221)               (2,219,527)                                          (3,775,031)

PROVISION FOR INCOME TAXES                         -                         -                                                    -
                             -----------------------   -----------------------   -----------------------    -----------------------

NET LOSS                                  (1,465,221)               (2,219,527)                   90,283                 (3,775,031)

PREFERRED STOCK DIVIDENDS                   (366,666)                        -                         -                   (366,666)
                            ------------------------   ------------------------  -----------------------   ------------------------
LOSS TO COMMON SHAREHOLDERS $             (1,831,887)  $            (2,219,527)  $                90,283   $             (4,141,697)
                             =======================   ========================  =======================   ========================
LOSS PER COMMON SHARE       $                  (0.15)                                                      $                  (0.22)
                             =======================                                                       ========================

WEIGHTED AVERAGE COMMON
     SHARES USED                          12,611,868                                           5,800,000                 18,411,868
                             =======================                             =======================    =======================





                                 See notes to pro forma financial statements.




        NATURAL HEALTH TRENDS CORP. AND GLOBAL HEALTH ALTERNATIVES, INC.
                          NOTES TO UNAUDITED PRO FORMA
                        CONSOLIDATED FINANCIAL STATEMENTS


A. The following unaudited pro-forma adjustments are included in the accompanying unaudited pro forma consolidated balance sheet at June 30, 1997:

         (1)  To  record  the   acquisition   of  the  stock  of  Global  Health
         Alternatives, Inc. for 5,800,000 shares of NHTC common stock valued at the market value of $2,900,000. This acquisition is accounted for as a purchase business combination. The resulting goodwill totals $3,611,318.

         (2) To eliminate intercompany loans.

B. The following pro-forma adjustments are included in the accompanying unaudited pro forma consolidated statements of operations for the six months ended June 30, 1997 and the year ended December 31, 1996 which has been prepared to reflect the July 23, 1997 acquisition as if it had occurred on January 1, 1996:

         (1) To amortize goodwill recorded in the acquisition over a period of 20 years.